Exhibit 21

               SUBSIDIARIES OF THE REGISTRANT



                                                        State of
                                                      Incorporation
                                                    ----------------

Northeast Utilities (a Massachusetts business trust)       MA
   The Connecticut Light and Power Company                 CT
      CL&P Funding LLC                                     DE
      CL&P Receivables Corporation                         CT
   Holyoke Water Power Company                             MA
      Holyoke Power and Electric Company                   MA
   North Atlantic Energy Corporation                       NH
   North Atlantic Energy Service Corporation               NH
   Northeast Nuclear Energy Company                        CT
   Northeast Utilities Service Company                     CT
   NU Enterprises, Inc.                                    CT
      Select Energy Services, Inc.                         MA
         Select Energy Contracting, Inc.                   MA
      Mode 1 Communications, Inc.                          CT
      Northeast Generation Company                         CT
      Northeast Generation Services Company                CT
         E. S. Boulos Company                              CT
         Woods Electrical Co., Inc.                        CT
      Select Energy, Inc.                                  CT
         Select Energy New York, Inc.                      DE
      Woods Network Services, Inc.                         CT
   Public Service Company of New Hampshire                 NH
      PSNH Funding LLC                                     DE
      PSNH Funding LLC 2                                   DE
   The Quinnehtuk Company                                  MA
   The Rocky River Realty Company                          CT
   Western Massachusetts Electric Company                  MA
      WMECO Funding LLC                                    DE
   Yankee Energy System, Inc.                              CT
      Yankee Gas Services Company                          CT